Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Katie Strohacker, Senior Director of Investor Relations (617) 796-8251 www.ta-petro.com

TravelCenters of America LLC Announces Fourth Quarter and Full Year 2017 Financial Results
_____________________________________________________________________________________
Westlake, OH (February 28, 2018): TravelCenters of America LLC (Nasdaq: TA) today announced financial results for the three months and year ended December 31, 2017:

(in thousands, except per share and per gallon amounts)	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Total revenues	$1,584,765	$1,408,648	$6,051,593	$5,451,124
Loss before income taxes	(27,069)	(10,849)	(75,045)	(3,662)
Net (loss) income	(20,593)	(6,545)	9,394	(1,929)
Net (loss) income attributable to common shareholders	(20,625)	(6,493)	9,262	(2,018)

Net (loss) income per common share attributable to common shareholders (basic and diluted)	$(0.52)	$(0.17)	$0.23	$(0.05)

Supplemental Data:
Fuel sales volume (gallons):
Diesel fuel	397,445	400,881	1,615,394	1,660,976
Gasoline	132,790	134,945	536,785	544,448
Total fuel sales volume	530,235	535,826	2,152,179	2,205,424

Fuel revenues	$1,109,758	$941,852	$4,090,912	$3,530,149
Fuel gross margin	97,775	101,050	394,179	404,777
Fuel gross margin per gallon	$0.184	$0.189	$0.183	$0.184

Nonfuel revenues	$471,158	$462,579	$1,944,181	$1,903,623
Nonfuel gross margin	263,932	256,353	1,084,352	1,053,077
Nonfuel gross margin percentage	56.0%	55.4%	55.8%	55.3%

EBITDA(1)	$17,438	$24,049	$83,333	$116,542

(1)
A reconciliation from net (loss) income to earnings before interest, taxes, and depreciation and amortization, or EBITDA, appears in the supplemental data below. TA believes that net (loss) income is the most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles, or GAAP.

Andrew J. Rebholz, TA's CEO, made the following statement regarding the 2017 fourth quarter results:
"TA's net (loss) income and EBITDA results for both the fourth quarter and full year of 2017 were impacted by a number of items that affect comparability with prior year amounts and I believe distract from the successes TA achieved in our operations in the 2017 fourth quarter. Those successes include:

•
Nonfuel revenues in our travel center segment grew by 2.7% in the fourth quarter of 2017 versus the prior year quarter as our nonfuel efforts continued to improve, especially in the truck service area. In the 2017 fourth quarter, compared to the prior year quarter, TA realized improvements of 6.8% in tire unit sales, 50.6% in RoadSquad OnSite® mobile maintenance work orders, 6.1% in RoadSquad® roadside assistance work orders and 20.1% in Reserve-It!® parking reservations revenue.

•	Site level gross margin in excess of site level operating expenses in our convenience store segment grew by 2.7% over the prior year quarter (1.9% on a same site basis).

•
TA also made some management organization changes that I believe will help our managers focus on controlling costs in the increasingly difficult competitive environment in which TA conducts its business.

•
The cost reduction initiatives TA began in the first half of 2017 resulted in approximately $4.6 million of savings in the 2017 fourth quarter. Many of these cost reductions were implemented during the second and third quarters of 2017 and I expect some incremental savings in 2018 from 2017 levels, primarily in the first and second quarters of 2018.

"For the fourth quarter of 2017, items affecting comparability of TA's results to the prior year included $6.9 million of expense related to asset impairments and write offs, a $6.4 million income tax expense resulting from the new tax legislation, approximately $6.3 million of missing tax credit benefits as a result of the biodiesel blenders’ tax credit not being enacted during 2017 and $1.1 million of expenses related to retirement agreements with former officers.
"For the 2017 full year, the items affecting comparability with 2016 results included a $58.6 million income tax benefit related to our third quarter 2017 resolution of previously uncertain tax positions, approximately $23.3 million of missing tax credit benefit in 2017 due to the biodiesel blenders' credit not being enacted during 2017, $16.5 million of expense related to asset impairments and write offs, and $9.7 million of legal expenses in 2017 related to our litigation with Comdata Inc. as well as the income tax and officer retirement expenses incurred in the fourth quarter."
Business Commentary
Fuel sales volume decreased by 5.6 million gallons, or 1.0%, and same site fuel sales volume decreased by 9.2 million gallons, or 1.8%, each for the 2017 fourth quarter compared to the 2016 fourth quarter. TA believes the fuel sales volume decreases experienced during the 2017 fourth quarter resulted primarily from increased competition, partially offset by recently acquired and developed locations. Fuel revenues increased by $167.9 million, or 17.8%, in the 2017 fourth quarter compared to the 2016 fourth quarter primarily due to higher market prices for fuel during the 2017 fourth quarter. Fuel gross margin decreased by $3.3 million compared to the 2016 fourth quarter primarily as a result of lower sales volume and the federal biodiesel fuel tax credit program that was in effect in 2016 but not in 2017. The federal biodiesel tax credit was retroactively reinstated for 2017 in legislation passed on February 8, 2018. TA expects to recognize approximately $23.3 million related to the biodiesel blenders' credit reinstatement in the 2018 first quarter financial statements as a reduction to TA's fuel cost of goods sold.
Nonfuel revenues increased $8.6 million, or 1.9%, in the 2017 fourth quarter compared to the 2016 fourth quarter, including a $6.9 million increase attributable to sites acquired and developed since the beginning of the 2016 fourth quarter and a $1.7 million same site increase. Nonfuel gross margin increased $7.6 million, or 3.0%, in the 2017 fourth quarter compared to the 2016 fourth quarter due to a $4.2 million increase from sites acquired and developed since the beginning of the 2016 fourth quarter and a $3.4 million, or 1.3%, increase in same site nonfuel gross margin. Nonfuel gross margin increased on a same site basis primarily as a result of the mix of products and services sold, partially offset by reduced restaurant business while TA was converting certain locations from full service to quick service restaurants, or QSRs, and the impact of closing certain restaurants during slower night time periods to increase profitability.
Site level operating expenses increased $4.1 million, or 1.7%, in the 2017 fourth quarter compared to the 2016 fourth quarter primarily due to a $3.7 million increase in site level operating expenses from sites acquired and developed since the beginning of the 2016 fourth quarter. Site level operating expenses as a percentage of nonfuel revenues remained unchanged for the 2017 fourth quarter compared to the 2016 fourth quarter at 50.5%.

Selling, general and administrative expenses for the 2017 fourth quarter increased $2.1 million, or 5.6%, compared to the 2016 fourth quarter, primarily as a result of increased personnel costs including approximately $1.1 million of expenses that resulted from the retirement agreements TA entered during 2017 with former officers, partially offset by certain cost control initiatives.
Real estate rent expense increased $2.9 million, or 4.3%, in the 2017 fourth quarter compared to the 2016 fourth quarter, primarily from TA's sale to, and lease back from, Hospitality Properties Trust of a travel center and improvements at leased sites since the beginning of the 2016 fourth quarter.
Depreciation and amortization expense increased $9.4 million, or 33.8%, in the 2017 fourth quarter compared to the 2016 fourth quarter primarily resulting from a $5.4 million impairment charge relating to certain property and equipment at certain convenience store sites and a $1.5 million write off of certain other assets removed from service in the fourth quarter.
Net loss for the 2017 fourth quarter was $20.6 million compared to net loss of $6.5 million for the 2016 fourth quarter. Net loss attributable to common shareholders for the 2017 fourth quarter was $20.6 million ($0.52 per common share) compared to net loss attributable to common shareholders of $6.5 million ($0.17 per common share) for the 2016 fourth quarter. These increased losses in 2017 were primarily attributable to a $6.4 million income tax expense as a result of the revaluation of TA's deferred tax assets and liabilities at the new corporate income tax rate of 21% established in the Tax Cuts and Jobs Act enacted in December 2017, a $5.4 million impairment charge relating to certain property and equipment and a $3.3 million decrease in fuel gross margin primarily as a result of lower fuel sales volume and the federal biodiesel fuel tax credit program that was in place in 2016 but not in 2017. These factors increasing TA's net loss were partially offset by a $7.6 million increase in nonfuel gross margin primarily due to sites acquired and developed since the beginning of the 2016 fourth quarter and changes in the mix of products and services sold.
EBITDA for the 2017 fourth quarter decreased by $6.6 million, or 27.5%, as compared to the 2016 fourth quarter, primarily due to a $2.9 million increase in real estate rent expense, a $2.1 million increase in selling, general and administrative expenses and a $0.4 million decrease in site level gross margin in excess of site level operating expenses from same sites. These changes were partially offset by a $1.5 million increase in site level gross margin in excess of site level operating expenses from sites acquired and developed since the beginning of the 2016 fourth quarter.
Travel Centers Segment
Fuel sales volume decreased by 4.2 million gallons, or 0.9%, and same site fuel sales volume decreased by 8.7 million gallons, or 1.9%, for the 2017 fourth quarter compared to the 2016 fourth quarter. TA believes these decreases were primarily due to increased competition. Fuel revenues increased $151.5 million, or 18.6%, in the 2017 fourth quarter as compared to the 2016 fourth quarter primarily due to higher market prices for fuel and from sites acquired and developed since the beginning of the 2016 fourth quarter. Fuel gross margin decreased by $4.3 million, or 4.9%, to $83.6 million primarily as a result of the federal biodiesel fuel tax credit program that was in place in 2016 but not in 2017.
Nonfuel revenues increased $10.3 million, or 2.7%, in the 2017 fourth quarter compared to the 2016 fourth quarter primarily due to sites acquired and developed since the beginning of the 2016 fourth quarter and a $4.8 million, or 1.2%, increase due to same sites; the same site increase was lowered by reduced restaurant revenues while TA was converting certain locations from full service restaurants to QSRs and the impact of closing certain restaurants during slower night time periods to increase profitability. Nonfuel gross margin increased $7.1 million, or 3.1%, in the 2017 fourth quarter as compared to the 2016 fourth quarter due to the higher sales level and an increase in the nonfuel gross margin percentage. Nonfuel gross margin percentage was 59.1% in the 2017 fourth quarter as compared to 58.8% in the 2016 fourth quarter; the increased nonfuel gross margin percentage was primarily the result of changes in the mix of products and services sold and the reduction in operating hours of certain TA restaurants.
Site level gross margin in excess of site level operating expenses remained essentially unchanged in the 2017 fourth quarter compared to the 2016 fourth quarter primarily due to decreases at same sites, offset by increases from recently acquired and developed properties.

On a same site basis, (223 locations) site level gross margin in excess of site level operating expenses decreased in the 2017 fourth quarter by $0.4 million, or 0.4%, as compared to the 2016 fourth quarter, primarily due to a $5.3 million decrease in fuel gross margin that resulted primarily from lower sales volume and the federal biodiesel fuel tax credits that were available to TA in 2016 but were not available in 2017, partially offset by a $3.9 million increase in nonfuel gross margin primarily due to changes in the mix of products and services sold and a $1.0 million reduction in site level operating expenses primarily due to operating cost control measures, including reduced billboard advertising and reduced operating hours at certain TA restaurants.
Convenience Stores Segment
Fuel sales volume decreased by 0.5 million gallons, or 0.8%, for the 2017 fourth quarter as compared to the 2016 fourth quarter on both a consolidated and same site basis. This decrease was primarily due to increased competition. Fuel revenues increased $15.6 million, or 14.2%, in the 2017 fourth quarter as compared to the 2016 fourth quarter primarily due to higher market prices for fuel. Fuel gross margin increased by $0.8 million, or 6.3%, to $13.8 million primarily as a result of the continued improvement of operations at newer locations, partially offset by a decrease in fuel sales volume.
Nonfuel revenues decreased $2.1 million, or 3.3%, in the 2017 fourth quarter as compared to the 2016 fourth quarter primarily due to increased competition. Nonfuel gross margin increased $0.1 million, or 0.5%, in the 2017 fourth quarter as compared to the 2016 fourth quarter. Nonfuel gross margin percentage was 35.2% in the 2017 fourth quarter as compared to 33.9% in the 2016 fourth quarter. The increases in nonfuel gross margin and nonfuel gross margin percentage were primarily the result of changes in the mix of products and services sold.
Site level gross margin in excess of site level operating expenses increased in the 2017 fourth quarter by $0.3 million, or 2.7%, as compared to the 2016 fourth quarter primarily due to improvements at same sites.
On a same site basis, site level gross margin in excess of site level operating expenses increased by $0.2 million, or 1.9%, in the 2017 fourth quarter as compared to the 2016 fourth quarter due to increases in fuel gross margin of $0.8 million, or 6.3%, primarily due to the continued improvement of operations at newer sites, and nonfuel gross margin of $0.1 million, or 0.5%, primarily due to changes in the mix of products and services sold, partially offset by an increase of $0.8 million, or 2.9%, in site level operating expenses.

Conference Call:
On Wednesday, February 28, 2018, at 10:00 a.m. Eastern time, TA will host a conference call to discuss its financial results and other activities for the three months and year ended December 31, 2017. Following management's remarks, there will be a question and answer period.
The conference call telephone number is 877-329-4614. Participants calling from outside the United States and Canada should dial 412-317-5437. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available for about a week after the call. To hear the replay, dial 412-317-0088. The replay pass code is 10115720.
A live audio webcast of the conference call will also be available in a listen only mode on TA's website at www.ta-petro.com. To access the webcast, participants should visit TA's website about five minutes before the call. The archived webcast will be available for replay on TA's website for about one week after the call. The transcription, recording and retransmission in any way of TA's fourth quarter conference call is strictly prohibited without the prior written consent of TA. The Company's website is not incorporated as part of this press release.

About TravelCenters of America LLC:
TA's nationwide business includes travel centers located in 43 U.S. states and in Canada, standalone convenience stores in 11 states and standalone restaurants in 13 states. TA's travel centers operate under the "TravelCenters of America," "TA," "Petro Stopping Centers" and "Petro" brand names and offer diesel and gasoline fueling, restaurants, truck repair services, travel/convenience stores and other services which are designed to provide attractive and efficient travel experiences to professional drivers and other motorists. TA's convenience stores operate principally under the "Minit Mart" brand name and offer gasoline fueling as well as nonfuel products and services such as coffee, groceries, some fresh foods and other convenience items. TA's standalone restaurants operate principally under the "Quaker Steak & Lube" brand name.

WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. WHENEVER TA USES WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE," "WILL," "MAY" AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA'S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY TA'S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•
MR. REBHOLZ'S STATEMENTS REGARDING THE INCREASED VOLUME OF BUSINESS IN TA'S TRUCK REPAIR BUSINESS AND THE INCREASED GROSS MARGIN IN TA'S CONVENIENCE STORE SEGMENT DURING THE FOURTH QUARTER OF 2017 COMPARED TO THE FOURTH QUARTER OF 2016 MAY IMPLY THAT TA'S TRUCK REPAIR BUSINESS AND THE GROSS MARGINS REALIZED FROM TA'S CONVENIENCE STORE SEGMENT WILL CONTINUE TO GROW AND IMPROVE. IN FACT, BOTH TA'S TRUCK REPAIR BUSINESS AND TA'S CONVENIENCE STORE SEGMENT ARE EXPERIENCING INCREASED COMPETITION, AND, FOR THIS REASON, AMONG OTHERS, THESE ASPECTS OF TA'S BUSINESS MAY NOT GROW OR IMPROVE;

•
MR. REBHOLZ'S STATEMENT THAT TA'S COST REDUCTION INITIATIVES ARE EXPECTED TO PRODUCE INCREMENTAL SAVINGS IN 2018, PRIMARILY IN THE FIRST AND SECOND QUARTERS OF 2018, MAY NOT BE REALIZED. COST REDUCTION INITIATIVES MAY BE OFFSET BY INCREASED EXPENSES OR BY REDUCED VOLUMES OF BUSINESS. FOR THESE REASONS, AMONG OTHERS, THE IMPLICATION OF MR. REBHOLZ'S STATEMENT THAT TA'S COST REDUCTION INITIATIVES MAY REDUCE TA'S HISTORICAL LOSSES OR CREATE PROFITS MAY NOT OCCUR;

•
THE STATEMENT IN THIS PRESS RELEASE THAT TA EXPECTS TO RECOGNIZE APPROXIMATELY $23.3 MILLION OF 2017 RETROACTIVE BIODIESEL TAX CREDITS DURING THE FIRST QUARTER OF 2018 MAY IMPLY THAT TA'S OPERATIONS WILL PRODUCE PROFITS IN THE FIRST QUARTER OF 2018 OR THAT BIODIESEL TAX CREDITS WILL IMPROVE TA'S GROSS MARGINS IN THE FUTURE. IN FACT, THE RETROACTIVE 2017 $23.3 MILLION BIODIESEL TAX CREDIT MAY NOT BE SUFFICIENT TO OFFSET TA'S OPERATING LOSSES FOR THE FIRST QUARTER OF 2018. ALSO, THE BIODIESEL BLENDERS' TAX CREDIT HAS NOT BEEN AUTHORIZED FOR 2018 AND TA DOES NOT KNOW IF, WHEN OR IN WHAT AMOUNTS THIS TAX CREDIT WILL BE REAUTHORIZED; AND

•
STATEMENTS IN THIS PRESS RELEASE ABOUT IMPROVED OPERATING RESULTS, COST SAVINGS AND INCREASING GROSS MARGINS MAY IMPLY THAT TA'S BUSINESS MAY BE PROFITABLE IN THE FUTURE. IN FACT, TA'S HISTORY OF OPERATIONS SINCE IT BECAME PUBLICLY OWNED IN 2007 HAS SHOWN ONLY OCCASIONAL PROFITS. TA MAY BE UNABLE TO PRODUCE FUTURE PROFITS AND TA'S LOSSES MAY INCREASE.

THE INFORMATION CONTAINED IN TA'S PERIODIC REPORTS, INCLUDING TA'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017, WHICH HAS BEEN OR WILL BE FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR SEC, UNDER THE CAPTION "RISK FACTORS," OR ELSEWHERE IN THOSE REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM TA'S FORWARD LOOKING STATEMENTS. TA'S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.
YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.
EXCEPT AS REQUIRED BY LAW, TA DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENT AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended December 31,
	2017	2016
Revenues:
Fuel	$1,109,758	$941,852
Nonfuel	471,158	462,579
Rent and royalties from franchisees	3,849	4,217
Total revenues	1,584,765	1,408,648

Cost of goods sold (excluding depreciation):
Fuel	1,011,983	840,802
Nonfuel	207,226	206,226
Total cost of goods sold	1,219,209	1,047,028

Operating expenses:
Site level operating	237,727	233,653
Selling, general and administrative	39,352	37,265
Real estate rent	70,385	67,460
Depreciation and amortization	37,253	27,844
Total operating expenses	384,717	366,222

Loss from operations	(19,161)	(4,602)

Acquisition costs	11	165
Interest expense, net	7,254	7,054
(Loss) income from equity investees	(643)	972
Loss before income taxes	(27,069)	(10,849)
Benefit for income taxes	6,476	4,304
Net loss	(20,593)	(6,545)
Less: net income (loss) for noncontrolling interests	32	(52)
Net loss attributable to common shareholders	$(20,625)	$(6,493)

Net loss per common share attributable to common shareholders:
Basic and diluted	$(0.52)	$(0.17)
These financial statements should be read in conjunction with TA's Annual Report on Form 10-K for the year ended December 31, 2017, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Year Ended December 31,
	2017	2016
Revenues:
Fuel	$4,090,912	$3,530,149
Nonfuel	1,944,181	1,903,623
Rent and royalties from franchisees	16,500	17,352
Total revenues	6,051,593	5,451,124

Cost of goods sold (excluding depreciation):
Fuel	3,696,733	3,125,372
Nonfuel	859,829	850,546
Total cost of goods sold	4,556,562	3,975,918

Operating expenses:
Site level operating	980,749	959,407
Selling, general and administrative	154,663	139,052
Real estate rent	277,127	262,298
Depreciation and amortization	128,416	92,389
Total operating expenses	1,540,955	1,453,146

(Loss) income from operations	(45,924)	22,060

Acquisition costs	247	2,451
Interest expense, net	29,962	27,815
Income from equity investees	1,088	4,544
Loss before income taxes	(75,045)	(3,662)
Benefit for income taxes	84,439	1,733
Net income (loss)	9,394	(1,929)
Less: net income for noncontrolling interests	132	89
Net income (loss) attributable to common shareholders	$9,262	$(2,018)

Net income (loss) per common share attributable to common shareholders:
Basic and diluted	$0.23	$(0.05)
These financial statements should be read in conjunction with TA's Annual Report on Form 10-K for the year ended December 31, 2017, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$36,082	$61,312
Accounts receivable, net	125,501	107,246
Inventory	209,640	204,145
Other current assets	27,295	29,358
Total current assets	398,518	402,061

Property and equipment, net	1,001,090	1,082,022
Goodwill	93,859	88,542
Other intangible assets, net	34,383	37,738
Other noncurrent assets	90,004	49,478
Total assets	$1,617,854	$1,659,841

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$155,581	$157,964
Current HPT Leases liabilities	41,389	39,720
Other current liabilities	130,140	132,648
Total current liabilities	327,110	330,332

Long term debt, net	319,634	318,739
Noncurrent HPT Leases liabilities	368,782	381,854
Other noncurrent liabilities	35,029	75,837
Total liabilities	1,050,555	1,106,762

Shareholders' equity (39,984 and 39,523 common shares outstanding at December 31, 2017 and 2016, respectively)	567,299	553,079
Total liabilities and shareholders' equity	$1,617,854	$1,659,841
These financial statements should be read in conjunction with TA's Annual Report on Form 10-K for the year ended December 31, 2017, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)

Non-GAAP financial measures are financial measures that are not determined in accordance with GAAP. TA believes the non-GAAP financial measures presented in the table below are meaningful supplemental disclosures because they may help investors gain a better understanding of changes in TA's operating results and its ability to pay rent or service debt, make capital expenditures and expand its business. These non-GAAP financial measures also may help investors to make comparisons between TA and other companies on both a GAAP and a non-GAAP basis. TA believes that EBITDA is a meaningful disclosure that may help investors to better understand its financial performance, including by allowing investors to compare TA's performance between periods and to the performance of other companies. EBITDA is used by management to evaluate TA's financial performance and compare TA's performance over time and to the performance of other companies. TA calculates EBITDA as earnings before interest, taxes and depreciation and amortization, as shown below. This information should not be considered as an alternative to net (loss) income attributable to common shareholders, net (loss) income or (loss) income from operations, as an indicator of TA's operating performance or as a measure of TA's liquidity. Also, EBITDA as presented may not be comparable to similarly titled amounts calculated by other companies.
TA believes that net (loss) income is the most comparable financial measure, determined according to GAAP, to TA's presentation of EBITDA. The following table presents the reconciliation of this non-GAAP financial measure to net (loss) income for the three months and years ended December 31, 2017 and 2016.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Calculation of EBITDA:
Net (loss) income	$(20,593)	$(6,545)	$9,394	$(1,929)
Add: benefit for income taxes	(6,476)	(4,304)	(84,439)	(1,733)
Add: depreciation and amortization	37,253	27,844	128,416	92,389
Add: interest expense, net	7,254	7,054	29,962	27,815
EBITDA	$17,438	$24,049	$83,333	$116,542

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(in thousands, except for number of locations, percentage amounts and fuel gross margin per gallon)

CONSOLIDATED SAME SITE OPERATING DATA
The following table presents consolidated operating data for the periods noted for all of the locations in operation on December 31, 2017, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of six locations TA operates that are owned by an unconsolidated joint venture in which TA owns a noncontrolling interest. This data excludes revenues and expenses at locations TA does not operate, such as rents and royalties from franchisees, and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended December 31,				Year Ended December 31,
	2017	2016	Change		2017	2016	Change
Number of same site company operated locations(1)	463	463	—		420	420	—

Diesel sales volume (gallons)	389,961	396,288	(1.6)%		1,571,099	1,629,055	(3.6)%
Gasoline sales volume (gallons)	126,437	129,339	(2.2)%		483,360	497,169	(2.8)%
Total fuel sales volume (gallons)	516,398	525,627	(1.8)%		2,054,459	2,126,224	(3.4)%

Fuel revenues	$1,080,928	$923,414	17.1%		$3,902,495	$3,396,269	14.9%
Fuel gross margin	96,352	100,805	(4.4)%		380,820	396,741	(4.0)%
Fuel gross margin per gallon	$0.187	$0.192	(2.6)%		$0.185	$0.187	(1.1)%

Nonfuel revenues	$463,646	$461,941	0.4%		$1,836,051	$1,836,157	—%
Nonfuel gross margin	258,574	255,222	1.3%		1,025,542	1,018,381	0.7%
Nonfuel gross margin percentage	55.8%	55.2%	60	pts	55.9%	55.5%	40	pts

Total gross margin	$354,926	$356,027	(0.3)%		$1,406,362	$1,415,122	(0.6)%
Site level operating expenses	233,764	234,458	(0.3)%		926,104	930,142	(0.4)%
Site level operating expenses as a percentage of nonfuel revenues	50.4%	50.8%	(40	)pts	50.4%	50.7%	(30	)pts
Site level gross margin in excess of site level operating expenses	$121,162	$121,569	(0.3)%		$480,258	$484,980	(1.0)%

(1)
Same site operations for the three months ended December 31, 2017, include 223 travel centers, 229 convenience stores and 11 standalone restaurants that TA operated since October 1, 2016. Same site operations for the year ended December 31, 2017, include 220 travel centers and 200 convenience stores that TA operated since January 1, 2016. The 11 standalone restaurants are not a separately reportable segment but are included in corporate and other in our segment information.

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(in thousands, except for number of locations, percentage amounts and fuel gross margin per gallon)

TRAVEL CENTERS SEGMENT SAME SITE OPERATING DATA
The following table presents operating data for the periods noted for all of the travel centers in operation on December 31, 2017, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of two travel centers TA operates that are owned by an unconsolidated joint venture in which TA owns a noncontrolling interest. This data also excludes revenues and expenses at travel centers TA does not operate, such as rents and royalties from franchisees, and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended December 31,				Year Ended December 31,
Travel Centers	2017	2016	Change		2017	2016	Change
Number of same site company operated travel center locations	223	223	—		220	220	—

Diesel sales volume (gallons)	384,474	391,477	(1.8)%		1,552,959	1,612,405	(3.7)%
Gasoline sales volume (gallons)	68,938	70,655	(2.4)%		274,398	281,285	(2.4)%
Total fuel sales volume (gallons)	453,412	462,132	(1.9)%		1,827,357	1,893,690	(3.5)%

Fuel revenues	$955,787	$813,866	17.4%		$3,472,078	$3,011,216	15.3%
Fuel gross margin	82,536	87,810	(6.0)%		329,399	348,554	(5.5)%
Fuel gross margin per gallon	$0.182	$0.190	(4.2)%		$0.180	$0.184	(2.2)%

Nonfuel revenues	$393,345	$388,515	1.2%		$1,597,954	$1,596,816	0.1%
Nonfuel gross margin	231,651	227,792	1.7%		940,724	935,140	0.6%
Nonfuel gross margin percentage	58.9%	58.6%	30	pts	58.9%	58.6%	30	pts

Total gross margin	$314,187	$315,602	(0.4)%		$1,270,123	$1,283,694	(1.1)%
Site level operating expenses	203,754	204,776	(0.5)%		826,705	833,323	(0.8)%
Site level operating expenses as a percentage of nonfuel revenues	51.8%	52.7%	(90	)pts	51.7%	52.2%	(50	)pts
Site level gross margin in excess of site level operating expenses	$110,433	$110,826	(0.4)%		$443,418	$450,371	(1.5)%

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(in thousands, except for number of locations, percentage amounts and fuel gross margin per gallon)

CONVENIENCE STORES SEGMENT SAME SITE OPERATING DATA
The following table presents operating data for the periods noted for all of the convenience stores in operation on December 31, 2017, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of three convenience stores TA operates that are owned by an unconsolidated joint venture in which TA owns a noncontrolling interest. This data also excludes revenues and expenses at convenience stores TA does not operate, such as revenues from a dealer operated convenience store, and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended December 31,				Year Ended December 31,
Convenience Stores	2017	2016	Change		2017	2016	Change
Number of same site company operated convenience store locations	229	229	—		200	200	—

Fuel sales volume (gallons)	62,986	63,495	(0.8)%		227,102	232,534	(2.3)%
Fuel revenues	$125,141	$109,548	14.2%		$430,417	$385,053	11.8%
Fuel gross margin	13,816	12,995	6.3%		51,421	48,187	6.7%
Fuel gross margin per gallon	$0.219	$0.205	6.8%		$0.226	$0.207	9.2%

Nonfuel revenues	$63,715	$65,859	(3.3)%		$238,097	$239,341	(0.5)%
Nonfuel gross margin	22,448	22,326	0.5%		84,818	83,241	1.9%
Nonfuel gross margin percentage	35.2%	33.9%	130	pts	35.6%	34.8%	80	pts

Total gross margin	$36,264	$35,321	2.7%		$136,239	$131,428	3.7%
Site level operating expenses	26,608	25,847	2.9%		99,399	96,819	2.7%
Site level operating expenses as a percentage of nonfuel revenues	41.8%	39.2%	260	pts	41.7%	40.5%	120	pts
Site level gross margin in excess of site level operating expenses	$9,656	$9,474	1.9%		$36,840	$34,609	6.4%

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION (UNAUDITED)
(in thousands)

The following tables present business segment information for travel centers and convenience stores, or TA's reportable segments, for the three months ended and years ended December 31, 2017 and 2016.

	Three Months Ended December 31, 2017
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues:
Fuel	$965,366	$125,141	$19,251	$1,109,758
Nonfuel	399,011	63,715	8,432	471,158
Rent and royalties from franchisees	2,917	53	879	3,849
Total revenues	1,367,294	188,909	28,562	1,584,765

Site level gross margin in excess of site level operating expenses	$115,230	$9,729	$2,870	$127,829

Corporate operating expenses:
Selling, general and administrative			$39,352	$39,352
Real estate rent			70,385	70,385
Depreciation and amortization			37,253	37,253
Loss from operations				(19,161)

Acquisition costs			11	11
Interest expense, net			7,254	7,254
Loss from equity investees			(643)	(643)
Loss before income taxes				(27,069)
Benefit for income taxes			6,476	6,476
Net loss				(20,593)
Less: net income for noncontrolling interests				32
Net loss attributable to common shareholders				$(20,625)
Supplemental data:

Gross margin:
Fuel	$83,634	$13,816	$325	$97,775
Nonfuel	235,746	22,448	5,738	263,932
Rent and royalties from franchisees	2,917	53	879	3,849
Total gross margin	$322,297	$36,317	$6,942	$365,556

Site level operating expenses	$207,067	$26,588	$4,072	$237,727

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION (UNAUDITED)
(in thousands)

	Three Months Ended December 31, 2016
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues:
Fuel	$813,899	$109,548	$18,405	$941,852
Nonfuel	388,670	65,859	8,050	462,579
Rent and royalties from franchisees	3,072	57	1,088	4,217
Total revenues	1,205,641	175,464	27,543	1,408,648

Site level gross margin in excess of site level operating expenses	$115,267	$9,472	$3,228	$127,967

Corporate operating expenses:
Selling, general and administrative			$37,265	$37,265
Real estate rent			67,460	67,460
Depreciation and amortization			27,844	27,844
Loss from operations				(4,602)

Acquisition costs			165	165
Interest expense, net			7,054	7,054
Income from equity investees			972	972
Loss before income taxes				(10,849)
Benefit for income taxes			4,304	4,304
Net loss				(6,545)
Less: net loss for noncontrolling interests				(52)
Net loss attributable to common shareholders				$(6,493)
Supplemental data:

Gross margin:
Fuel	$87,915	$12,995	$140	$101,050
Nonfuel	228,601	22,326	5,426	256,353
Rent and royalties from franchisees	3,072	57	1,088	4,217
Total gross margin	$319,588	$35,378	$6,654	$361,620

Site level operating expenses	$204,321	$25,906	$3,426	$233,653

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION (UNAUDITED)
(in thousands)

	Year Ended December 31, 2017
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues:
Fuel	$3,533,121	$480,917	$76,874	$4,090,912
Nonfuel	1,636,009	269,854	38,318	1,944,181
Rent and royalties from franchisees	12,304	215	3,981	16,500
Total revenues	5,181,434	750,986	119,173	6,051,593

Site level gross margin in excess of site level operating expenses	$463,833	$40,554	$9,895	$514,282

Corporate operating expenses:
Selling, general and administrative			$154,663	$154,663
Real estate rent			277,127	277,127
Depreciation and amortization			128,416	128,416
Loss from operations				(45,924)

Acquisition costs			247	247
Interest expense, net			29,962	29,962
Income from equity investees			1,088	1,088
Loss before income taxes				(75,045)
Benefit for income taxes			84,439	84,439
Net income				9,394
Less: net income for noncontrolling interests				132
Net income attributable to common shareholders				$9,262
Supplemental data:

Gross margin:
Fuel	$336,253	$57,227	$699	$394,179
Nonfuel	964,438	94,516	25,398	1,084,352
Rent and royalties from franchisees	12,304	215	3,981	16,500
Total gross margin	$1,312,995	$151,958	$30,078	$1,495,031

Site level operating expenses	$849,162	$111,404	$20,183	$980,749

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION (UNAUDITED)
(in thousands)

	Year Ended December 31, 2016
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues:
Fuel	$3,036,861	$420,747	$72,541	$3,530,149
Nonfuel	1,615,405	263,577	24,641	1,903,623
Rent and royalties from franchisees	13,628	306	3,418	17,352
Total revenues	4,665,894	684,630	100,600	5,451,124

Site level gross margin in excess of site level operating expenses	$468,912	$36,660	$10,227	$515,799

Corporate operating expenses:
Selling, general and administrative			$139,052	$139,052
Real estate rent			262,298	262,298
Depreciation and amortization			92,389	92,389
Income from operations				22,060

Acquisition costs			2,451	2,451
Interest expense, net			27,815	27,815
Income from equity investees			4,544	4,544
Loss before income taxes				(3,662)
Benefit for income taxes			1,733	1,733
Net loss				(1,929)
Less: net income for noncontrolling interests				89
Net loss attributable to common shareholders				$(2,018)
Supplemental data:

Gross margin:
Fuel	$352,361	$51,900	$516	$404,777
Nonfuel	946,308	90,047	16,722	1,053,077
Rent and royalties from franchisees	13,628	306	3,418	17,352
Total gross margin	$1,312,297	$142,253	$20,656	$1,475,206

Site level operating expenses	$843,385	$105,593	$10,429	$959,407

(End)